EXHIBIT 99.2



                                 March 6, 1998


Mr. Ronnie L. Tatum

     Re:  Stay Bonus

Dear Ronnie:

     The Company has discussed with you the fact that the Board of Directors has hired Wheat First to assist the Board in evaluating strategic alternatives available to Morrison Restaurants Inc. (the "Company"). Although we cannot predict the result of that process, the possibility exists that the Company could engage in one or a series of transactions in which substantially all of the assets of the Company would be sold or the Company would participate in a merger, consolidation or share exchange or similar transaction with a third party.

     The Company wishes to strongly encourage you to remain in the employ of the Company during the evaluation process and, should any transaction occur, until the consummation of such a transaction or a reasonable winding up period thereafter. To provide you an incentive to do so, the Company commits to pay you an additional amount of compensation, in an amount equal to nine (9) multiplied by your then current monthly base pay, less applicable withholdings ("Stay Bonus"), in accordance with the terms set forth below. Please understand this payment is in addition to, and not reduced by, any compensation you may receive from any possible buyer of the Company or its assets. The terms of eligibility are as follows:

     1. You will be entitled to the Stay Bonus when any of the following three events occurs:

          A. Your employment is terminated by the Company for any reason other than for "Good Cause." For this purpose, "Good Cause" will mean conduct on your part:

               (1) amounting to fraud or dishonesty resulting in financial harm to the Company or any of its affiliates;

               (2) amounting to a material dereliction of duties or a material failure to comply with the lawful policies or directives of your superiors; or

               (3) which results in an indictment for criminal prosecution by state, local or federal authorities for anything other than a misdemeanor relating to public safety laws.

          B. The Company experiences a "Change of Control." For this purpose, "Change of Control" shall mean:

EXHIBIT 99.2

               (1) a merger, consolidation, share exchange, combination, reorganization or like transaction involving the Company in which the shareholders of the Company immediately prior to such transaction do not own at least fifty percent of the value or voting power of the issued and outstanding capital stock of the Company or its successor immediately after such transaction;

               (2) the sale or transfer (other than as security for the Company's obligations) of more than seventy-five percent of the assets of the Company in any transaction, a series of related transactions or a series of transactions occurring within an eighteen month period in which the Company or the shareholders of the Company immediately prior to the transaction (or, if applicable, the first of such transactions) do not own at least fifty percent of the value or voting power of the issued and outstanding capital stock of the acquiror of such assets immediately after the transaction (or, if applicable, the last of such transactions);

               (3) the dissolution, liquidation or bankruptcy of or the cessation of business by the Company; or

               (4) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such person to own fifty percent or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

          C.  December 31, 1999.

In the event of a Change of Control, the Company may request that your employment continue, at your then-current compensation, for a period not to exceed sixty (60) days following an event constituting a "Change of Control" and if that request is made, your eligibility for the Stay Bonus will be conditioned on your remaining employed during the additional period specified.

     2.  The Stay Bonus shall be payable as follows:

          A. In the event of an involuntary termination of employment (other than for "Good Cause"), in monthly installments in accordance with the normal payroll practices of the Company; or

          B. In the event of a "Change of Control," in a lump sum no later than ten (10) business days following the effective date of the "Change of Control."

EXHIBIT 99.2

          C. Upon the occurrence of December 31, 1999, within ten (10) days thereafter.

The Company may condition the payment of the Stay Bonus on your execution of a release in favor of the Company and its affiliates.

     3. In no event will the Stay Bonus be payable if, prior to a "Change of Control," you resign for any reason or if your employment is involuntarily terminated for "Good Cause."

     4. If you become entitled to the Stay Bonus under Paragraph 1A above or if you become entitled to the Stay Bonus under Paragraph 1B above and your employment is terminated for any reason within 30 days following the "Change of Control," the Company (or its successor) will pay you an additional amount equal to your daily base pay for any vacation days or wellness days that you have earned but not used plus the cost of your COBRA health continuation coverage for you and your eligible dependents for nine (9) months of such coverage.

     5. The terms of this letter are binding on the Company and are irrevocable, subject to Paragraph 6 below. However, the terms of this letter will expire and have no further force or effect upon your resignation for any reason or your involuntary termination of employment for "Good Cause."

     6. The terms of this letter do not constitute a contract of employment and does not guarantee that you will be employed by the Company for any specified period of time.

     7. The opportunity provided by this letter could not be provided to every employee. You are expected to keep the existence and terms of this letter confidential. If you violate this confidentiality provision, the Company reserves the right to revoke the letter and all of the Company's obligations under the letter will then no longer be binding.

     We very much appreciate your continuing support of and loyalty to the Company during this period.

                              Very truly yours,

                              MORRISON RESTAURANTS INC.



                              By:   /s/ Craig Nelson
                                    ------------------------------------
                              Name:     Craig Nelson
                                      ----------------------------------
                              Title:     Senior Vice President - Finance
                                       ---------------------------------

EXHIBIT 99.2


                                 March 6, 1998


Mr. Craig Nelson

     Re:  Stay Bonus

Dear Craig:

     The Company has discussed with you the fact that the Board of Directors has hired Wheat First to assist the Board in evaluating strategic alternatives available to Morrison Restaurants Inc. (the "Company"). Although we cannot predict the result of that process, the possibility exists that the Company could engage in one or a series of transactions in which substantially all of the assets of the Company would be sold or the Company would participate in a merger, consolidation or share exchange or similar transaction with a third party.

     The Company wishes to strongly encourage you to remain in the employ of the Company during the evaluation process and, should any transaction occur, until the consummation of such a transaction or a reasonable winding up period thereafter. To provide you an incentive to do so, the Company commits to pay you an additional amount of compensation, in an amount equal to nine (9) multiplied by your then current monthly base pay, less applicable withholdings ("Stay Bonus"), in accordance with the terms set forth below. Please understand this payment is in addition to, and not reduced by, any compensation you may receive from any possible buyer of the Company or its assets. The terms of eligibility are as follows:

     1. You will be entitled to the Stay Bonus when any of the following three events occurs:

          A. Your employment is terminated by the Company for any reason other than for "Good Cause." For this purpose, "Good Cause" will mean conduct on your part:

               (1) amounting to fraud or dishonesty resulting in financial harm to the Company or any of its affiliates;

               (2) amounting to a material dereliction of duties or a material failure to comply with the lawful policies or directives of your superiors; or

               (3) which results in an indictment for criminal prosecution by state, local or federal authorities for anything other than a misdemeanor relating to public safety laws.

          B. The Company experiences a "Change of Control." For this purpose, "Change of Control" shall mean:

EXHIBIT 99.2

               (1) a merger, consolidation, share exchange, combination, reorganization or like transaction involving the Company in which the shareholders of the Company immediately prior to such transaction do not own at least fifty percent of the value or voting power of the issued and outstanding capital stock of the Company or its successor immediately after such transaction;

               (2) the sale or transfer (other than as security for the Company's obligations) of more than seventy-five percent of the assets of the Company in any transaction, a series of related transactions or a series of transactions occurring within an eighteen month period in which the Company or the shareholders of the Company immediately prior to the transaction (or, if applicable, the first of such transactions) do not own at least fifty percent of the value or voting power of the issued and outstanding capital stock of the acquiror of such assets immediately after the transaction (or, if applicable, the last of such transactions);

               (3) the dissolution, liquidation or bankruptcy of or the cessation of business by the Company; or

               (4) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such person to own fifty percent or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

          C.  December 31, 1999.

In the event of a Change of Control, the Company may request that your employment continue, at your then-current compensation, for a period not to exceed sixty (60) days following an event constituting a "Change of Control" and if that request is made, your eligibility for the Stay Bonus will be conditioned on your remaining employed during the additional period specified.

     2.  The Stay Bonus shall be payable as follows:

          A. In the event of an involuntary termination of employment (other than for "Good Cause"), in monthly installments in accordance with the normal payroll practices of the Company; or

          B. In the event of a "Change of Control," in a lump sum no later than ten (10) business days following the effective date of the "Change of Control."

EXHIBIT 99.2

          C. Upon the occurrence of December 31, 1999, within ten (10) days thereafter.

The Company may condition the payment of the Stay Bonus on your execution of a release in favor of the Company and its affiliates.

     3. In no event will the Stay Bonus be payable if, prior to a "Change of Control," you resign for any reason or if your employment is involuntarily terminated for "Good Cause."

     4. If you become entitled to the Stay Bonus under Paragraph 1A above or if you become entitled to the Stay Bonus under Paragraph 1B above and your employment is terminated for any reason within 30 days following the "Change of Control," the Company (or its successor) will pay you an additional amount equal to your daily base pay for any vacation days or wellness days that you have earned but not used plus the cost of your COBRA health continuation coverage for you and your eligible dependents for nine (9) months of such coverage.

     5. The terms of this letter are binding on the Company and are irrevocable, subject to Paragraph 6 below. However, the terms of this letter will expire and have no further force or effect upon your resignation for any reason or your involuntary termination of employment for "Good Cause."

     6. The terms of this letter do not constitute a contract of employment and does not guarantee that you will be employed by the Company for any specified period of time.

     7. The opportunity provided by this letter could not be provided to every employee. You are expected to keep the existence and terms of this letter confidential. If you violate this confidentiality provision, the Company reserves the right to revoke the letter and all of the Company's obligations under the letter will then no longer be binding.

     We very much appreciate your continuing support of and loyalty to the Company during this period.

                              Very truly yours,

                              MORRISON RESTAURANTS INC.



                              By:   /s/ Ronnie L. Tatum
                                    -------------------------------
                              Name:     Ronnie L. Tatum
                                      -----------------------------
                              Title:     Chief Executive Officer
                                       ----------------------------

EXHIBIT 99.2

                                 March 6, 1998


Mr. Mitchell Block

     Re:  Stay Bonus

Dear Mitch:

     The Company has discussed with you the fact that the Board of Directors has hired Wheat First to assist the Board in evaluating strategic alternatives available to Morrison Restaurants Inc. (the "Company"). Although we cannot predict the result of that process, the possibility exists that the Company could engage in one or a series of transactions in which substantially all of the assets of the Company would be sold or the Company would participate in a merger, consolidation or share exchange or similar transaction with a third party.

     The Company wishes to strongly encourage you to remain in the employ of the Company during the evaluation process and, should any transaction occur, until the consummation of such a transaction or a reasonable winding up period thereafter. To provide you an incentive to do so, the Company commits to pay you an additional amount of compensation, in an amount equal to nine (9) multiplied by your then current monthly base pay, less applicable withholdings ("Stay Bonus"), in accordance with the terms set forth below. Please understand this payment is in addition to, and not reduced by, any compensation you may receive from any possible buyer of the Company or its assets. The terms of eligibility are as follows:

     1. You will be entitled to the Stay Bonus when any of the following three events occurs:

          A. Your employment is terminated by the Company for any reason other than for "Good Cause." For this purpose, "Good Cause" will mean conduct on your part:

               (1) amounting to fraud or dishonesty resulting in financial harm to the Company or any of its affiliates;

               (2) amounting to a material dereliction of duties or a material failure to comply with the lawful policies or directives of your superiors; or

               (3) which results in an indictment for criminal prosecution by state, local or federal authorities for anything other than a misdemeanor relating to public safety laws.

          B. The Company experiences a "Change of Control." For this purpose, "Change of Control" shall mean:

EXHIBIT 99.2

               (1) a merger, consolidation, share exchange, combination, reorganization or like transaction involving the Company in which the shareholders of the Company immediately prior to such transaction do not own at least fifty percent of the value or voting power of the issued and outstanding capital stock of the Company or its successor immediately after such transaction;

               (2) the sale or transfer (other than as security for the Company's obligations) of more than seventy-five percent of the assets of the Company in any transaction, a series of related transactions or a series of transactions occurring within an eighteen month period in which the Company or the shareholders of the Company immediately prior to the transaction (or, if applicable, the first of such transactions) do not own at least fifty percent of the value or voting power of the issued and outstanding capital stock of the acquiror of such assets immediately after the transaction (or, if applicable, the last of such transactions);

               (3) the dissolution, liquidation or bankruptcy of or the cessation of business by the Company; or

               (4) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such person to own fifty percent or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

          C.  December 31, 1999.

In the event of a Change of Control, the Company may request that your employment continue, at your then-current compensation, for a period not to exceed sixty (60) days following an event constituting a "Change of Control" and if that request is made, your eligibility for the Stay Bonus will be conditioned on your remaining employed during the additional period specified.

     2.  The Stay Bonus shall be payable as follows:

          A. In the event of an involuntary termination of employment (other than for "Good Cause"), in monthly installments in accordance with the normal payroll practices of the Company; or

          B. In the event of a "Change of Control," in a lump sum no later than ten (10) business days following the effective date of the "Change of Control."

EXHIBIT 99.2

          C. Upon the occurrence of December 31, 1999, within ten (10) days thereafter.

The Company may condition the payment of the Stay Bonus on your execution of a release in favor of the Company and its affiliates.

     3. In no event will the Stay Bonus be payable if, prior to a "Change of Control," you resign for any reason or if your employment is involuntarily terminated for "Good Cause."

     4. If you become entitled to the Stay Bonus under Paragraph 1A above or if you become entitled to the Stay Bonus under Paragraph 1B above and your employment is terminated for any reason within 30 days following the "Change of Control," the Company (or its successor) will pay you an additional amount equal to your daily base pay for any vacation days or wellness days that you have earned but not used plus the cost of your COBRA health continuation coverage for you and your eligible dependents for nine (9) months of such coverage.

     5. The terms of this letter are binding on the Company and are irrevocable, subject to Paragraph 6 below. However, the terms of this letter will expire and have no further force or effect upon your resignation for any reason or your involuntary termination of employment for "Good Cause.

     6. The terms of this letter do not constitute a contract of employment and does not guarantee that you will be employed by the Company for any specified period of time.

     7. The opportunity provided by this letter could not be provided to every employee. You are expected to keep the existence and terms of this letter confidential. If you violate this confidentiality provision, the Company reserves the right to revoke the letter and all of the Company's obligations under the letter will then no longer be binding.

     We very much appreciate your continuing support of and loyalty to the Company during this period.

                              Very truly yours,

                              MORRISON RESTAURANTS INC.



                              By:   /s/ Ronnie L. Tatum
                                    ----------------------------------
                              Name:     Ronnie L. Tatum
                                      --------------------------------
                              Title:     Chief Executive Officer
                                       -------------------------------

EXHIBIT 99.2

                                 March 6, 1998


Ms. Ginny P. Green

     Re:  Stay Bonus

Dear Ginny:

     The Company has discussed with you the fact that the Board of Directors has hired Wheat First to assist the Board in evaluating strategic alternatives available to Morrison Restaurants Inc. (the "Company"). Although we cannot predict the result of that process, the possibility exists that the Company could engage in one or a series of transactions in which substantially all of the assets of the Company would be sold or the Company would participate in a merger, consolidation or share exchange or similar transaction with a third party.

     The Company wishes to strongly encourage you to remain in the employ of the Company during the evaluation process and, should any transaction occur, until the consummation of such a transaction or a reasonable winding up period thereafter. To provide you an incentive to do so, the Company commits to pay you an additional amount of compensation, in an amount equal to nine (9) multiplied by your then current monthly base pay, less applicable withholdings ("Stay Bonus"), in accordance with the terms set forth below. Please understand this payment is in addition to, and not reduced by, any compensation you may receive from any possible buyer of the Company or its assets. The terms of eligibility are as follows:

     1. You will be entitled to the Stay Bonus when any of the following three events occurs:

          A. Your employment is terminated by the Company for any reason other than for "Good Cause." For this purpose, "Good Cause" will mean conduct on your part:

               (1) amounting to fraud or dishonesty resulting in financial harm to the Company or any of its affiliates;

               (2) amounting to a material dereliction of duties or a material failure to comply with the lawful policies or directives of your superiors; or

               (3) which results in an indictment for criminal prosecution by state, local or federal authorities for anything other than a misdemeanor relating to public safety laws.

          B. The Company experiences a "Change of Control." For this purpose, "Change of Control" shall mean:

EXHIBIT 99.2

               (1) a merger, consolidation, share exchange, combination, reorganization or like transaction involving the Company in which the shareholders of the Company immediately prior to such transaction do not own at least fifty percent of the value or voting power of the issued and outstanding capital stock of the Company or its successor immediately after such transaction;

               (2) the sale or transfer (other than as security for the Company's obligations) of more than seventy-five percent of the assets of the Company in any transaction, a series of related transactions or a series of transactions occurring within an eighteen month period in which the Company or the shareholders of the Company immediately prior to the transaction (or, if applicable, the first of such transactions) do not own at least fifty percent of the value or voting power of the issued and outstanding capital stock of the acquiror of such assets immediately after the transaction (or, if applicable, the last of such transactions);

               (3) the dissolution, liquidation or bankruptcy of or the cessation of business by the Company; or

               (4) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such person to own fifty percent or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

          C.  December 31, 1999.

In the event of a Change of Control, the Company may request that your employment continue, at your then-current compensation, for a period not to exceed sixty (60) days following an event constituting a "Change of Control" and if that request is made, your eligibility for the Stay Bonus will be conditioned on your remaining employed during the additional period specified.

     2.  The Stay Bonus shall be payable as follows:

          A. In the event of an involuntary termination of employment (other than for "Good Cause"), in monthly installments in accordance with the normal payroll practices of the Company; or

          B. In the event of a "Change of Control," in a lump sum no later than ten (10) business days following the effective date of the "Change of Control."

EXHIBIT 99.2


          C. Upon the occurrence of December 31, 1999, within ten (10) days thereafter.

The Company may condition the payment of the Stay Bonus on your execution of a release in favor of the Company and its affiliates.

     3. In no event will the Stay Bonus be payable if, prior to a "Change of Control," you resign for any reason or if your employment is involuntarily terminated for "Good Cause."

     4. If you become entitled to the Stay Bonus under Paragraph 1A above or if you become entitled to the Stay Bonus under Paragraph 1B above and your employment is terminated for any reason within 30 days following the "Change of Control," the Company (or its successor) will pay you an additional amount equal to your daily base pay for any vacation days or wellness days that you have earned but not used plus the cost of your COBRA health continuation coverage for you and your eligible dependents for nine (9) months of such coverage.

     5. The terms of this letter are binding on the Company and are irrevocable, subject to Paragraph 6 below. However, the terms of this letter will expire and have no further force or effect upon your resignation for any reason or your involuntary termination of employment for "Good Cause.

     6. The terms of this letter do not constitute a contract of employment and does not guarantee that you will be employed by the Company for any specified period of time.

     7. The opportunity provided by this letter could not be provided to every employee. You are expected to keep the existence and terms of this letter confidential. If you violate this confidentiality provision, the Company reserves the right to revoke the letter and all of the Company's obligations under the letter will then no longer be binding.

     We very much appreciate your continuing support of and loyalty to the Company during this period.

                              Very truly yours,

                              MORRISON RESTAURANTS INC.



                              By:   /s/ Ronnie L. Tatum
                                    ------------------------------
                              Name:     Ronnie L. Tatum
                                      ----------------------------
                              Title:     Chief Executive Officer
                                       ---------------------------